UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : June 25, 2018

Advanced Disposal Services, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37904	90-0875845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Fort Wade Road
Ponte Vedra, Florida 32081
(Address of principal executive offices and zip code)

(904) 737-7900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)                                  Effective June 25, 2018, the Board of Directors (the “Board”) of the Advanced Disposal Services, Inc. (the “Company”) elected Melissa Westerman as Chief Accounting Officer. As disclosed in a Form 8-K filed on March 23, 2018, Steven Carn had been serving as the Company’s principal accounting officer on an interim basis. Upon Ms. Westerman’s appointment as Chief Accounting Officer, Mr. Carn ceased to be the Company’s interim principal accounting officer, but he will continue as the Company’s Executive Vice President and Chief Financial Officer.

Ms. Westerman, age 43, was previously employed by Florida East Coast Railway as its Vice President and Controller from April 2013 through April 2018. Prior to joining Florida East Coast Railway, Ms. Westerman worked at CSX Transportation, Inc. for 12 years in various roles including Assistant Vice President Assistant Controller and Assistant Vice President Capital Planning and Enterprise Risk Management. Before then, Ms. Westerman was with an accounting firm, Arthur Andersen. She graduated from the University of Florida with both Master’s and Bachelor’s degrees in Accounting and is a Certified Public Accountant.

As certain information called for by Item 5.02(c)(3) regarding Ms. Westerman’s employment agreement is not yet determined or is unavailable at this time, the Company will provide such information in an amendment to this Form 8-K within four  business days after the information is determined or becomes available.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Disposal Services, Inc.

	By:	/s/ Jeffrey C. Everett
	Name:	Jeffrey C. Everett
	Title:	Vice President, Associate General Counsel

Dated: June 28, 2018

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